Filed Pursuant to Rule 424(b)(3)

Registration No. 333-282683

PROSPECTUS

Oncocyte Corporation

3,461,138 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named in this prospectus from time to time of up to 3,461,138 shares (the “PIPE Shares”) of our common stock, no par value per share, that were issued pursuant to the securities purchase agreement, dated as of October 2, 2024, by and among us and the purchasers named therein (the “Purchase Agreement”).

The PIPE Shares were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated thereunder, as applicable. We are registering the resale of the PIPE Shares.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of common stock. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We are registering the resale of the PIPE Shares covered by this prospectus as required by the Registration Rights Agreement, dated October 2, 2024, by and among the Company and investors named therein (the “Registration Rights Agreement”). The selling stockholders will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.

Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the common stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of our common stock.

Our common stock is traded on The Nasdaq Capital Market under the symbol “OCX.” On October 21, 2024, the last reported closing sale price of our common stock on The Nasdaq Capital Market was $3.12 per share.

We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary - Implications of Being a Smaller Reporting Company.”

Investment in our common stock involves risk. See “Risk Factors” contained in this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 21, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process under the Securities Act, pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. Each time the selling stockholders sell securities as described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. Our business, financial condition, results of operations and prospects may have changed since such dates. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered.

You should rely only on this prospectus, the information incorporated or deemed to be incorporated by reference in this prospectus or contained in any prospectus supplement or free writing prospectus filed with the SEC. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 4 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the applicable prospectus supplement, any related free writing prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus, the applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “Oncocyte,” the “Company,” the “registrant,” “we,” “us,” “our,” or “ours” refer to Oncocyte Corporation and its subsidiaries.

Overview

We are a molecular diagnostics technology company focused on developing and commercializing proprietary tests in three areas: VitaGraft is a blood-based solid organ transplantation monitoring test, DetermaIO is a gene expression test that assesses the tumor microenvironment to predict response to immunotherapies, and DetermaCNI is a blood-based monitoring tool for monitoring therapeutic efficacy in cancer patients. Our mission is to democratize access to novel molecular diagnostic testing to improve patient outcomes.

We do this primarily by developing molecular diagnostic test kits that empower our customers to run their own tests to participate in the patient care value chain, which is counter-positioned with the central laboratory model. Our decentralized approach also puts testing in the hands of researchers to enable more studies, which inspires innovation, which can improve standards of care while also creating demand for more testing. We develop tests that measure both established biomarkers as well as pioneer the adoption of new and more effective biomarkers.

We believe that combining innovative science with a simple, but disruptive, business model can create enormous value. This model is designed to empower doctors to reduce uncertainty to make better decisions to save lives as well as enable researchers to measure biomarkers to inspire innovation.

Our customer institutions are hospitals, transplant centers, and labs. The decision to deploy our tests on behalf of patients or research studies come from front line doctors, including surgeons, nephrologists and oncologists, as well as researchers, pathologists, lab directors, medical directors, department heads, lab managers, and chief medical officers.

Our operating premise is that democratizing access to testing to foster scientific innovation and better treatments ultimately reduces the cost of care, while expanding access and improving outcomes.

At the heart, we are a science-driven organization that champions scientific integrity and inquiry. We employ world-renowned scientists who generate intellectual property in our strategic target markets. We have built and acquired an intellectual property portfolio that we believe will enable us to gain share in well-established clinical and research markets.

Our primary near-term strategic market is organ transplant. Oncocyte’s molecular diagnostic tests are designed to help the industry to better address one of the leading challenges in the transplantation market - which is the body’s potential to reject the donor organ. We do this by detecting early evidence of graft organ damage in the blood through assessing a known biomarker known as donor-derived cell-free DNA. VitaGraft Kidney, for example, can find donor kidney damage up to 10 months sooner than other protocols. VitaGraft is analytically and clinically validated in three major solid organ transplant types (kidney, liver and heart) by peer reviewed international publications. We received a positive coverage decision from MolDx for VitaGraft Kidney in August of 2023, and it became commercially available for ordering in January 2024 through our CLIA Laboratory in Nashville, Tennessee. VitaGraft Kidney is now broadly available to transplant professionals upon request.

In July 2024, we began to commercialize the technology underlying VitaGraft Kidney by distributing its sister product, GraftAssure, which is intended to be sold and used for research purposes, and is labeled as “Research Use Only,” or RUO. We expect to distribute our RUO production through a mix of direct sales, partnering and distribution agreements, and licensing. We have entered into an agreement with a global strategic partner to collaborate in the development and the commercialization of RUO and in vitro diagnostics kitted transplant products (see Note 10, “Collaborative Arrangements,” to our consolidated financial statements included elsewhere in this Report for additional information).

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Under strict regulatory rules, our tests may not be used in a clinical treatment setting until they have attained In Vitro Diagnostic (“IVD”) approval from the Food and Drug Administration (“FDA”) in the U.S. and In Vitro Diagnostic Medical Devices Regulation approval in the European Union. As such, we are working with these regulatory bodies to attain such approval, supporting future distribution and higher sales of our products for clinical use.

We also have a laboratory and pharma services lab, certified under the CLIA and accredited by the Collage of American Pathologists, in Nashville, Tennessee, and a research and development lab in Göttingen, Germany. Our innovation centers in Nashville and Germany employ world-renowned research scientists who are leaders in their field.

Our secondary strategic market is in the field of oncology - namely through diagnostic tests that can measure and predict which patients will best respond to certain types of therapies, as well as provide efficacy monitoring for therapies. For example, we are continuing to develop DetermaIO, a test with promising data supporting its potential to help identify patients likely to respond to checkpoint inhibitor drugs. This new class of drugs modulate the immune response and show activity in multiple solid tumor types including non-small cell lung cancer, and triple negative breast cancer. DetermaIO is currently available as part of an early access program with leaders in the immuno-oncology field. A kitted research product format of the underlying technology began proof-of-concept development in 2023. The application of immunotherapy is a global problem, so we expect partnering opportunities for each of our products as they reach clinical maturity.

We also perform other assay development and clinical testing services for pharmaceutical and biotechnology companies through our Pharma Services operations.

The inherent uncertainties of developing and commercializing new diagnostic tests for medical use make it impossible to predict the amount of time and expense that will be required to complete the development and commercialization of those tests. There is no assurance that we will be successful in developing new technology or diagnostic tests, nor that any technology or diagnostic tests that we may develop will be proven safe and effective in diagnosis of cancer in humans or will be successfully commercialized. We expect that our operating expenses will continue to increase if we successfully complete the development of DetermaIO and commercialize this test.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” and accordingly may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

October 2024 PIPE

On October 2, 2024, we entered into the Purchase Agreement with certain accredited investors for the issuance and sale in a private placement (the “Private Placement”) of an aggregate of 3,461,138 PIPE Shares. The purchase price for one PIPE Share was $2.948. Certain of our directors and officers subscribed for 37,037 of the shares of common stock sold in the Private Placement, at a purchase price of $2.97 per share of common stock.

In connection with the Private Placement, the Company entered into the Registration Rights Agreement, dated as of October 2, 2024, with the investors named therein, pursuant to which the Company agreed to prepare and file a registration statement with the SEC registering the resale of the PIPE Shares no later than 15 days after the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 30 days following the date of the Registration Rights Agreement (or 45 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

Needham & Company, LLC served as the Company’s exclusive placement agent in connection with the Private Placement.

Corporate information

We were incorporated in September 2009 in the state of California. Our principal executive offices are located at 15 Cushing, Irvine, California 92618. Our telephone number is (949) 409-7600. Our website is www.oncocyte.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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THE OFFERING

Common Stock to be Offered by the Selling Stockholders	Up to 3,461,138 PIPE Shares.

Use of Proceeds	All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. See “Use of Proceeds” beginning on page 6 of this prospectus for additional information.

Offering price:	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Nasdaq Capital Market Symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “OCX.”

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 4 of this prospectus and the documents incorporated by reference in this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, before making a decision about investing in our securities. The risks and uncertainties discussed below and in the documents incorporated by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

The sale of a substantial amount of our shares in the public market could adversely affect the prevailing market price of our securities.

We are registering for resale up to 3,461,138 shares of our common stock held by the selling stockholders, which is a significant number of shares compared to the current number of total shares of common stock issued and outstanding. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when selling stockholders may sell such shares of our common stock in the public markets. Furthermore, in the future, we may issue additional shares of our common stock or other equity or debt securities convertible into shares of our common stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause the market price of our securities to decline.

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our Common Stock prices that may not be the same as the price per share paid by the investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Common Stock or securities convertible into shares of Common Stock in future transactions may be higher or lower than the price per share paid to the selling stockholders. Our stockholders will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of shares of Common Stock under our stock incentive programs.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities.

The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	the timing and potential achievement of future milestones;

●	the timing and our ability to obtain and maintain coverage and reimbursements from the Centers for Medicare and Medicaid Services and other third-party payers;

●	our plans to pursue research and development of diagnostic test candidates;

●	the potential commercialization of diagnostic tests currently in development;

●	the timing and success of future clinical research and the period during which the results of the clinical research will become available;

●	the potential receipt of revenue from current sales of our diagnostic tests and/or diagnostic tests in development;

●	our assumptions regarding obtaining reimbursement and reimbursement rates of our current diagnostic tests and/or diagnostic tests in development;

●	our estimates regarding future orders of tests and our ability to perform a projected number of tests;

●	our estimates and assumptions around the patient populations, market size and price points for reimbursement for our diagnostic tests;

●	our estimates regarding future revenues, operating expenses, and future capital requirements;

●	our intellectual property position;

●	the impact of government laws and regulations; and

●	our competitive position.

You should read this prospectus and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares.

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SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are those previously issued to the selling stockholders. For additional information regarding the issuances of those shares of common stock, see “October 2024 PIPE” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholders, based on its ownership of the shares of common stock as of October 15, 2024.

The fourth column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of the Registration Rights Agreement with the selling stockholders, this prospectus generally covers the resale of the number of shares of common stock issued to the selling stockholders in the “October 2024 PIPE” described above. The fifth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Unless otherwise indicated, all information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders. The percentage of shares owned prior to and after the offering is based on 16,835,247 shares of common stock outstanding as of October 15, 2024. Unless otherwise indicated in the footnotes to this table, we believe that each selling stockholder has sole voting and investment power with respect to the common stock indicated as beneficially owned. In addition, based on information provided to us, none of the selling stockholders that are affiliates of broker-dealers, if any, purchased the shares of common stock outside the ordinary course of business or, at the time of their acquisition of such shares, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus to the extent required.

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Relationships with the Selling Stockholders

Except as disclosed below and in our periodic reports and current reports filed with the SEC from time to time, the selling stockholders have not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of common stock or other securities.

	Shares of Common Stock Beneficially Owned Before Offering		Maximum Number of Shares of Common Stock	Shares of Common Stock Beneficially Owned After Offering
Selling Shareholders	Number	Percentage(1)	Offered	Number	Percentage(1)
Broadwood Partners, L.P. (2)	6,394,655	37.65%	1,315,339	5,079,316	29.90%
Bigger Capital Fund, LP (3)	189,323	*	100,000	89,323	*
Bio-Rad Laboratories, Inc. (4)	1,510,944	8.97%	310,835	1,200,109	7.13%
Newtown Road 130 Holdings LLC (5)	177,000	1.05%	100,000	77,000	*
Proactive Capital Partners, LP (6)	58,921	*	33,921	25,000	*
Iroquois Master Fund Ltd. (7)	80,975	*	67,842	13,133	*
Iroquois Capital Investment Group LLC(8)	126,153	*	101,763	24,390	*
Special Situations Cayman Fund, L.P. (9)	1,902,681	10.96%	57,500	1,627,681	1.97%
Special Situations Fund III QP, L.P.(9)	1,902,681	10.96%	217,500	1,627,681	1.97%
3i, LP(10)	192,788	1.15%	169,606	23,182	*
Ekkehard Schuetz(11)	3,367	*	3,367	-	*
Unterberg Legacy Capital, LLC(12)	33,921	*	33,921	-	*
PATRICK W SMITH TTEE THE SMITH IRREVOCABLE TRUST U/A DTD 05/01/2015(13)	1,013,321	6.02%	678,426	334,895	1.99%
Andrea James(14)	233,670	1.37%	33,670	200,000	1.17%
GCI Partners Opportunity Fund LP(15)	67,842	*	67,842	-	*
Pura Vida Investments, LLC(16)	786,193	4.64%	169,606	616,587	3.64%

* Less than 1%

(1)	Any securities not outstanding which are subject to options, warrants, rights or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such selling stockholder but are not be deemed to be outstanding for the purpose of computing the percentage of the class by any other selling stockholder.

(2)	Includes 6,394,655 shares of common stock consisting of (i) 4,929,066 shares of common stock held by Broadwood Partners, L.P. (“Broadwood”), (ii) 150,093 shares of common stock underlying certain warrants that are currently exercisable or exercisable within 60 days of October 15, 2024, (iii) 157 shares of common stock owned by Neal C. Bradsher, and (iv) 1,315,339 PIPE Shares.

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The shares of common stock are directly owned by Broadwood and Neal C. Bradsher. Broadwood Capital, Inc. is the general partner of Broadwood. Neal C. Bradsher is the President of Broadwood Capital, Inc. Broadwood Capital, Inc. shares voting power over and may be deemed to beneficially own the shares of common stock owned by Broadwood. Mr. Bradsher shares voting power over and may be deemed to beneficially own the shares of common stock owned by Broadwood. The address for Broadwood and Mr. Bradsher is 156 West 56th Street, 3rd Floor, New York, NY 10019.

(3)	Includes 189,323 shares of common stock consisting of (i) 89,323 shares of common stock, and (ii) 100,000 PIPE Shares.

The shares of common stock are directly owned by Bigger Capital Fund, LP (“Bigger Capital”). Michael Bigger, the managing member of Bigger Capital, may be deemed to beneficially own the shares of common stock owned by Bigger Capital. The address for Bigger Capital and Mr. Bigger is 11700 West Charleston Blvd. #170-659, Las Vegas, NV, 89135.

(4)	Includes 1,510,944 shares of common stock consisting of (i) 1,200,109 shares of common stock, and (ii) 310,835 PIPE Shares.

The shares of common stock are directly owned by Bio-Rad Laboratories, Inc. (“Bio-Rad”). The address of the principal business office of Bio-Rad is 1000 Alfred Nobel Dr., Hercules, CA 94547.

(5)	Includes 177,000 shares of common stock consisting of (i) 77,000 shares of common stock, and (ii) 100,000 PIPE Shares.

Includes shares of common stock held by John Peter Gutfreund and Newtown Road 130 Holdings LLC (“Newtown”). Mr. Gutfreund, a former director of the Company, is the managing member and a control person of Newtown and may be deemed to beneficially own any securities directly owned by Newtown. The address for Newtown and Mr. Gutfreund is 767 5th Avenue, 44th Floor, New York, NY 10153.

(6)	Includes 58,921 shares of common stock consisting of (i) 25,000 shares of common stock, and (ii) 33,921 PIPE Shares.

The shares of common stock are directly owned by Proactive Capital Partners, LP (“Proactive Capital”). Jeffrey S. Ramson is the general partner and manager of Proactive Capital and has voting and investment control over the securities held by Proactive Capital and may be deemed to beneficially own the shares of common stock owned by Proactive Capital. The address for Proactive Capital and Mr. Ramson is 950 3rd Avenue, Suite 2700, New York, NY 10022.

(7)	Includes 80,975 shares of common stock consisting of (ii) 13,133 shares of common stock underlying certain warrants that are currently exercisable or exercisable within 60 days of October 15, 2024, and (ii) 67,842 PIPE Shares.

Iroquois Capital Management L.L.C. (“ICM”) is the investment manager of Iroquois Master Fund, Ltd (“IMF). ICM has voting control and investment discretion over securities held by Iroquois Master Fund. As Managing Members of ICM, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of ICM in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by ICM and IMF. The address for IMF is c/o Iroquois Capital Management, LLC 2 Overhill Road, Suite 400, Scarsdale, NY 10583.

(8)	Includes 126,153 shares of common stock consisting of (ii) 24,390 shares of common stock underlying certain warrants that are currently exercisable or exercisable within 60 days of October 15, 2024, and (ii) 101,763 PIPE Shares.

Richard Abbe is the managing member of Iroquois Capital Investment Group LLC (“ICIG”). Mr. Abbe has sole voting control and investment discretion over securities held by ICIG. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by ICIG. The address for ICIG is 2 Overhill Road, Suite 400, Scarsdale, NY 10583.

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(9)	Includes 1,902,681 shares of common stock consisting of (i) 873,503 shares of common stock held by Special Situations Fund III QP, L.P. (“SSFQP”), (ii) 223,672 shares of common stock held by Special Situations Cayman Fund, L.P. (“Cayman”), (iii) 18,762 shares of common stock underlying certain pre-funded warrants that are currently exercisable or exercisable within 60 days of October 15, 2024 held by Special Situations Private Equity Fund, L.P. (“SSPE”), (iv) 18,762 shares of common stock underlying certain pre-funded warrants that are currently exercisable or exercisable within 60 days of October 15, 2024 held by Special Situations Life Sciences Fund, L.P. (“SSLS”), (v) 265,454 shares of common stock underlying certain pre-funded warrants that are currently exercisable or exercisable within 60 days of October 15, 2024 held by SSFQP, (vi) 77,434 shares of common stock underlying certain pre-funded warrants that are currently exercisable or exercisable within 60 days of October 15, 2024 held by Cayman, (vii) 117,261 shares of common stock underlying certain warrants that are currently exercisable or exercisable within 60 days of October 15, 2024 held by SSFQP, (viii) 32,833 shares of common stock underlying certain warrants that are currently exercisable or exercisable within 60 days of October 15, 2024 held by Cayman, (ix) 57,500 PIPE Shares held by Cayman, and (x) 217,500 PIPE Shares held by SSFQP.

Includes shares of securities held by Cayman, SSFQP, AWM Investment Company, Inc. (“AWM”), SSPE and SSLS. AWM is the investment adviser to Cayman and SSFQP. David Greenhouse and Adam Stettner are the principal owners of AWM. Through their control of AWM, Messrs. Greenhouse and Stettner share voting and investment control over the portfolio securities of each of Cayman and SSFQP. Messrs. Greenhouse and Stettner disclaim any beneficial ownership of the reported shares other than to the extent of any pecuniary interest in each of them may have therein. AWM is also the investment adviser to SSPE and SSLS. The principal place of business for each of AWM, Cayman, SSFQP, SSPE, and SSLS is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(10)	Includes 192,788 shares of common stock consisting of (i) 23,182 shares of common stock, and (ii) 169,606 PIPE Shares.

The shares of common stock are directly owned by 3i, LP (“3i Fund”). Maier J. Tarlow is the manager of 3i Management, LLC, the general partner of 3i Fund, and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by 3i Management, LLC and 3i Fund. The address for 3i Fund and Maier J. Tarlow is 2 Wooster Street, 2nd Floor, New York, NY 10013.

(11)	Includes 3,367 PIPE Shares.

Ekkehard Schuetz’s address is c/o Oncocyte Corporation, 15 Cushing, Irving, CA 92618.

(12)	Includes 33,921 PIPE Shares.

The shares of common stock are directly owned by Unterberg Legacy Capital, LLC (“Unterberg”). Andrew Arno, a director of the Company, is beneficiary of an individual retirement account that is a limited partner of Unterberg. James Satloff, the managing member of Unterberg, may be deemed to beneficially own the shares of common stock owned by Unterberg. The address for Unterberg and Mr. Satloff is 10 Gracie Square, Apt. 9E, New York, NY 10028.

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(13)	Includes 1,013,321 shares of common stock consisting of (i) 334,895 shares of common stock, and (ii) 678,426 PIPE Shares.

The shares of common stock are directly owned by PATRICK W SMITH TTEE THE SMITH IRREVOCABLE TRUST U/A DTD 05/01/2015 (the “Trust”) and Patrick W. Smith. Mr. Smith, the sole trustee of the Trust, may be deemed to beneficially own the shares of common stock owned by the Trust. The address for the Trust and Mr. Smith is 11445 E. Via Linda Suite 2-411, Scottsdale, AZ 85259.

(14)	Includes (i) 200,000 shares of common stock underlying certain stock options, and (ii) 33,670 PIPE Shares.

Andrea James is the Company’s Chief Financial Officer. The address of Ms. James is c/o Oncocyte Corporation, 15 Cushing, Irving, CA 92618.

(15)	Includes 67,842 PIPE Shares.

The shares of common stock are directly owned by GCI Partners Opportunity Fund LP (“GCI”). Niraj Ashu Gupta exercises shared voting and dispositive power over the securities owned by GCI and may be deemed to beneficially own the shares of common stock owned by GCI. The address for GCI and Mr. Gupta is 1350 Avenue of the Americas, 3rd Floor, New York, NY 10019.

(16)	Includes 786,193 shares of common stock consisting of (i) 495,345 shares of common stock, (ii) 121,242 shares of common stock underlying certain warrants that are currently exercisable or exercisable within 60 days of October 15, 2024, and (iii) 169,606 PIPE Shares.

The (i) shares of common stock and (ii) shares of common stock underlying certain warrants that are currently exercisable or exercisable within 60 days of October 15, 2024 are directly owned by Pura Vida Master Fund, Ltd. (the “Pura Vida Master Fund”), Pura Vida X Fund LP (the “Pura Vida X Fund”), and certain separately managed accounts (the “Accounts”); and the (iii) PIPE Shares are directly owned by the Pura Vida X Fund. Pura Vida Investments, LLC (“PVI”) serves as the investment manager to the Pura Vida Master Fund, the Pura Vida X Fund, and the Accounts and Efrem Kamen serves as the Managing Member of PVI. By virtue of these relationships, PVI and Efrem Kamen may be deemed to have shared voting and dispositive power with respect to the securities listed above held by the Pura Vida Master Fund, the Pura Vida X Fund, and the Accounts. This shall not be deemed an admission that PVI and/or Efrem Kamen are beneficial owners of the securities reported herein for purposes of Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose. Each of PVI and Efrem Kamen disclaims beneficial ownership of the securities reported herein except to the extent of each PVI’s and Efrem Kamen’s pecuniary interest therein, if any.

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PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their respective pledgees, assignees, donees, transferees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	in the over-the-counter market;
●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	through brokers, dealers or underwriters that may act solely as agents;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	one or more underwritten offerings on a firm commitment or best-efforts basis;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Oncocyte Corporation as of and for the year ended December 31, 2023, incorporated by reference in this registration statement and accompanying prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Oncocyte Corporation as of and for the year ended December 31, 2022, incorporated by reference in this registration statement and accompanying prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.oncocyte.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 16, 2024;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Securities and Exchange Commission on May 15, 2024; and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the Securities and Exchange Commission on August 8, 2024;

●	Our Current Reports on Form 8-K, filed with the SEC on April 11, 2024, April 12, 2024, May 23, 2024, May 31, 2024, June 17, 2024, July 5, 2024, July 12, 2024, August 9, 2024, October 3, 2024 and October 15, 2024; and

●	The description of our common stock contained in our Registration Statement on Form 8-A, filed on March 1, 2021, as updated by Exhibit 4.13 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 16, 2024, and any amendments or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus or any prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Oncocyte Corporation

15 Cushing

Irvine, California 92618

(949) 409-7600

You may also access the documents incorporated by reference in this prospectus through our website at www.oncocyte.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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3,461,138 Shares

COMMON STOCK

PROSPECTUS